EXHIBIT 23.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in Form SB-2 Registration Statement Under The Securities Act of 1933 of Thoroughbreds, Inc. (a Nevada corporation) of our audit report dated January 5, 2004 on the financial statements of Thoroughbreds, Inc. as of December 31, 2003 and 2002 and the related statements of operations and comprehensive income, changes in stockholders' equity and cash flows for the year ended December 31, 2003 and the period from March 27, 2000 (date of inception) through December 31, 2003 and for the period from March 27, 2000 (date of inception) through December 31, 2003, respectively, accompanying the financial statements contained in such Form SB-2 Registration Statement Under The Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".

                                               /s/ TSCHOPP, WHITCOMB & ORR C.P.A

Maitland, Florida
January 16, 2004